As filed with the Securities and Exchange Commission on May 28, 2003
                                                   Registration No.  333-[     ]
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------
                               THE BOC GROUP, plc
             (Exact name of registrant as specified in its charter)

           England & Wales                       Not Applicable
           (State or other jurisdiction of       I.R.S. Employer
           incorporation or organization)        Identification No.)

                            Chertsey Road, Windlesham
                            Surrey GU20 6HJ, England
                                  01276 477222
  (Address and phone number of principal executive offices, including zip code)

                          -----------------------------
                THE BOC GROUP EXECUTIVE SHARE OPTION SCHEME 2003
                     THE BOC GROUP LONG TERM INCENTIVE PLAN
                            (Full title of the plan)

                                 James P. Blake
                       Vice President and General Counsel
                               The BOC Group, Inc.
                               575 Mountain Avenue
                       Murray Hill, New Jersey 07974-2082
            (Name, address and telephone number of agent for service)


                                           CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum        Proposed Maximum             Amount
     Title of Securities          Amount to be         Offering Price            Aggregate                   of
    to be Registered (1)         Registered (2)          Per Share(3)         Offering Price(3)         Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par               9,455,215            U.S. $12.41(4)       U.S. $117,339,219(4)      U.S. $9,492.75
value 25 pence per share             544,785            U.S. $12.74(5)         U.S. $6,940,561(5)        U.S. $561.50
                                  ----------                                 --------------------      --------------
                                  10,000,000                                 U.S. $124,279,780        U.S. $10,054.25
---------------------------------------------------------------------------------------------------------------------------


(1) The ordinary shares, par value 25 pence per share (the "Ordinary Shares"), of The BOC Group, plc (the "Registrant") may be represented by American Depository Receipts, each of which represents two Ordinary Shares and are traded on the New York Stock Exchange (the "NYSE"). A registration statement on Form F-6 (Registration No. 333-5468) has been filed for the American Depository Shares evidenced by American Depositary Receipts issuable upon deposit of the Ordinary Shares.

(2) This amount includes 8,500,000 Ordinary Shares available for issuance under the Registrant's Executive Share Option Scheme 2003 (the "Option Scheme") and 1,500,000 Ordinary Shares available for issuance under the Registrant's Long Term Incentive Plan (the "LTIP" and together with the Option Scheme, the "Plans"). In addition, this registration statement on Form S-8 (this "Registration Statement") shall also cover any additional Ordinary Shares which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Ordinary Shares.

(3) The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are calculated using an exchange rate of $1.6415 to 1 (pound), the noon buying rate in New York City for cable transfers payable in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on May 21, 2003.

(4) Pursuant to Rules 457(c), (h) and (k) under the Securities Act of 1933, as amended (the "Securities Act"), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for the 9,455,215 Ordinary Shares available under the Plans are estimated solely for the purpose of calculating the registration fee, and are based on the average of the high and low prices of the Ordinary Shares on the London Stock Exchange on May 21, 2003.

(5) Pursuant to Rules 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for the 544,785 Ordinary Shares available under the Option Scheme subject to the currently outstanding options are based on the per share weighted average exercise price of the options.


                                  Page 1 of 9
                        Exhibit Index Appears on Page 9.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*








------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.

                  The following documents which have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference and made part of this Registration Statement:

         (a) the Registrant's Annual Report on Form 20-F (Commission File No. 0-10906) for the fiscal year ended September 30, 2002 filed on December 12, 2002;

         (b) the Registrant's Annual Report on Form 20-F/A (Commission File No. 0-10906) for the fiscal year ended September 30, 2002 filed on May 19, 2003;

         (c) the Registrant's Reports on Form 6-K dated December 12, 2002, January 2, 2003, February 3, 2003, February 4, 2003, March 3, 2003, April 1, 2003, May 1, 2003 and May 16, 2003; and

         (d) the description of the Registrant's Ordinary Shares and American Depositary Shares contained in the Registrant's registration statement on Form 8-A/A (Commission File No. 1-14448), filed with the Commission on September 12, 1996.

                  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and are a part hereof from the date of filing of such documents.

                  Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  None.

Item 6.           Indemnification of Directors and Officers.

                  The Companies Act of 1985 of the United Kingdom (the "Companies Act"), as amended, provides generally that any provision the Registrant's articles or in any contract with the Registrant which exempts or indemnifies any officer of the Registrant, from or against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Registrant, shall be void. The Companies Act does not prevent a company from purchasing insurance against any such liability for such an officer or auditor, or from indemnifying such an officer or auditor against liability incurred by him in defending any proceedings in which judgment is given in his favor, or he is acquitted, or where the court has granted him relief where he has acted as an innocent nominee for the acquisition of shares or where his conduct has been honest and reasonable.

                  Article 145 of the Registrant's Articles of Association provides that, where permitted by the Companies Act, the Registrant may indemnify any director or other officer against any liability. The Registrant will indemnify each director and other officer against any losses suffered as a director or officer when defending any legal proceedings in which judgment is given in his or her favor or in which he or she is acquitted. The Registrant will also indemnify a director or officer for any losses relating to any statutory application in which he or she is granted relief by the court. In addition, pursuant to Article 145, the Registrant may purchase insurance for directors or officers.

                  The Registrant does not otherwise have in force any contractual or other arrangements under which a director or officer of the Registrant is insured or indemnified against liability which he may incur in his capacity as such.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  See Exhibit Index.


Item 9.           Undertakings.

                  (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Murray Hill, New Jersey on this 28th day of May, 2003.

                                         The BOC Group, plc


                                         By: /s/ James P. Blake
                                             ----------------------------------
                                             James P. Blake
                                             Vice President and General Counsel,
                                             The BOC Group, Inc.

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Blake, individually, as his true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments and supplements, and to file same, with all exhibits thereto, and any and all documents in connection therewith, with the Commission and hereby grants unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 28, 2003.

Name and Signature                     Title
------------------                     -----


/s/ Robert Margetts                    Director and Chairman
-------------------------------
Robert Margetts


/s/ Tony Isaac                         Chief Executive Officer and Director
-------------------------------        (Principal Executive Officer)
Tony Isaac


/s/ Rene Medori                        Group Financial Director and Director
-------------------------------        (Principal Financial Officer)
Rene Medori


/s/ John Bevan                         Chief Executive, Process Gas Solutions
-------------------------------        and Director
John Bevan


/s/ Dr. 'Raj' Rajagopal                Chief Executive, BOC Edwards and
-------------------------------        Director
Dr. 'Raj' Rajagopal


/s/ John Walsh                         Chief Executive, Industrial and Special
-------------------------------        Projects and Director
John Walsh


/s/ Fabiola Arredondo                  Director
-------------------------------
Fabiola Arredondo

Name and Signature                     Title
------------------                     -----


/s/ Julie Baddeley                     Director
-------------------------------
Julie Baddeley


/s/ Robert G. Mendoza                  Director
-------------------------------
Robert G. Mendoza


/s/ Matthew Miau                       Director
-------------------------------
Matthew Miau


/s/ Chris O'Donnell                    Director
-------------------------------
Chris O'Donnell



Authorized Representative in the United States:


/s/ James P. Blake
--------------------------------------
James P. Blake
Vice President and General Counsel, The BOC Group, Inc.

                                  EXHIBIT INDEX

Exhibit No.       Description of Document
-----------       -----------------------

       *4.1       Rules of the BOC Group Executive Share Option Scheme 2003.

       *4.2       Rules of the BOC Group Long Term Incentive Plan.

        4.3 The Memorandum and Articles of Association of the Registrant, as amended January 18, 2002 (incorporated by reference to the Registrant's Annual Report on Form 20-F for the fiscal year ended September 30, 2002 (Commission File No. 0-10906), filed with the Commission on December 12, 2002.

        4.4 Form of Deposit Agreement among the Registrant, Morgan Guaranty Trust Company of New York, as depositary, and the holders of American Depositary Receipts issued thereunder (including the form of American Depositary Receipt evidencing American Depositary Shares) (incorporated by reference to Registrant's registration statement on Form 8-A/A (Commission File No. 1-14448), filed with the Commission on September 12, 1996).

         *5 Opinion of Shearman & Sterling as to the legality of the Ordinary Shares being registered.

      *23.1       Consent of PricewaterhouseCoopers LLP.

      *23.2       Consent of Shearman & Sterling (included in Exhibit 5).

        *24 Powers of Attorney (included on signature page to this Registration Statement).


----------
*Filed herewith.


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